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                                                                     EXHIBIT 99j


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated December 14, 2001 on the financial statements and financial highlights of Harbor Mid Cap Growth Fund, Harbor Growth Fund, Harbor Small Cap Growth Fund, Harbor International Growth Fund, Harbor Global Equity Fund, Harbor Capital Appreciation Fund, Harbor International Fund II, Harbor International Fund, Harbor Large Cap Value Fund, Harbor Bond Fund, Harbor Short Duration Fund, and Harbor Money Market Fund, the portfolios of Harbor Fund, in Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A, No. 33-5852).



                                                              ERNST & YOUNG LLP



BOSTON, MASSACHUSETTS
DECEMBER 14, 2001